UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 23, 2022
(Date of earliest event reported)
 _________________________________________
NAUTILUS, INC.
(Exact name of registrant as specified in its charter)
  __________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices, including zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

NAUTILUS, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 23, 2022, the Compensation Committee of the Board of Directors (the “Committee”) granted performance-based unit awards (“Performance Units”) under the Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) to the employees identified in the following table, all of whom are deemed to be Named Executive Officers of Nautilus, Inc. (the “Company”), which will entitle the Named Executive Officers to earn the following number of shares of the Company’s common stock, no par value (“Common Stock”), at target levels of performance over the Performance Period (defined below):

Named Executive Officers	Performance Units – Target Number of Shares
Christopher K. Quatrochi	27,880
Aina E. Konold	33,027
James Barr, IV	53,615

Effective as of February 23, 2022, the Committee adopted and approved the form of Performance Unit Agreement (the “PUA”), pursuant to which the Performance Units were granted to the Named Executive Officers. The Performance Units vest in two installments upon the Company’s common stock achieving a specified price per share over a defined period (the “Performance Target”). If the Performance Target is met prior to February 23, 2024, one-half of the Performance Units will vest on February 23, 2024, and one-half of the Performance Units will vest on February 23, 2025; if the Performance Target is met after February 23, 2024, one-half of the Performance Units will vest on the date the Performance Target is achieved and one-half of the Performance Units will vest on February 23, 2025 (collectively, the “Performance Period”). The number of Performance Units reported represents the maximum that may be earned, which is 100% of the target number. No number of Performance Units are guaranteed to vest.

No Named Executive Officer will have voting rights with respect to the Performance Units prior to such units’ settlement, if any, into shares of Common Stock. The Performance Units may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of except as permitted by the Plan.

The Named Executive Officers will not be entitled to any dividends paid by the Company on shares of Common Stock while the Performance Units remain unvested. Dividends will be paid to the Named Executive Officers at such time as the shares of Common Stock issuable in settlement of such Performance Units, if any, are issued (and then only to the extent that the dividends are attributable to such shares).

The Performance Units will immediately vest and the equivalent number of shares of Common Stock will be issued if the Named Executive Officer is terminated by the Company for a reason other than Cause within twelve (12) months following the occurrence of a Change in Control (as defined in the Plan).

The foregoing summary of the PUA is qualified in its entirety by reference to the form of PUA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and to the Plan, which is attached as Exhibit 10.11 to the Company’s most recent 10-K, filed of record on February 26, 2021, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1	Form of Performance Unit Agreement under the Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

February 25, 2022	By:	/s/ Alan L. Chan
Date		Alan L. Chan
Chief Legal Officer